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                                                                     Exhibit 8.1

SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
CABLE ADDRESS: LADYCOURT, NEW YORK
FACSIMILE: (212) 558-3588 (125 Broad Street)
           (212) 558-3792 (250 Park Avenue)

                                           125 BROAD STREET, NEW YORK 10004-2498
                                                  __________
                                            250 PARK AVENUE, NEW YORK 10177-0021
                         1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
                                 444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                   8, PLACE VENDOME, 75001 PARIS
                          ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                              101 COLLINS STREET, MELBOURNE 3000
                                  2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                           NINE QUEEN'S ROAD, CENTRAL, HONG KONG


                                        April 28, 1995



UNUM Corporation,
   2211 Congress Street,
      Portland, Maine  04122.

Ladies and Gentlemen:

          We have acted as your special tax counsel in connection with the offering of __% Junior Subordinated Deferrable Interest Debentures, Series A, Due 2025 and hereby confirm to you our opinion as set forth under the heading "United States Taxation" in the preliminary Prospectus Supplement, dated April 28, 1995, supplementing the Prospectus, dated October 8, 1993, relating to the Registration Statement No. 33-69132 filed with the Securities and Exchange Commission.

          We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to a Current Report on Form 8-K that is incorporated by reference therein, and to the references to us in the preliminary Prospectus Supplement under the headings "United States Taxation" and "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,


                                        /s/ SULLIVAN & CROMWELL